Exhibit 10.3

                    FIRST COMMERCE CORPORATION
               RETIREMENT BENEFIT RESTORATION PLAN


     WHEREAS, First Commerce Corporation (the "Company") adopted effective January 1, 1994, the "First Commerce Corporation Retirement Benefit Restoration Plan ("Plan"), which Plan is designed to pay to each eligible employee the difference between (1) the benefit that the employee would have received under the Retirement Plan for Employees of First Commerce Corporation (the "Retirement Plan") if his total earnings (other than the portion of any bonus in excess of 30% of base pay) were taken into account and there were no limits under Internal Revenue Code Sections 401(a)(17) and 415, and (2) the benefit he actually receives under the Retirement Plan; and

     WHEREAS, the Company, represented by its Chief Executive Officer, acting by authority of its Board of Directors, desires to provide for benefits to an employee whose employment terminates after a change of control of the Company, and who would otherwise be ineligible for benefits under both the Plan and the Retirement Plan because of not being vested under the Retirement Plan;

     NOW, THEREFORE, effective January 1, 1996, the Company amends and restates the Plan to read in is entirety as follows:

Section 1. Definitions.

     For purposes only of this plan, the Plan and the Retirement Plan:

     a.   An "Employee" is any person employed by an Employer.

     b. An Employee's "Retirement Plan Compensation" for a year shall be the same as his Compensation for that year under the Retirement Plan as then written.

     c. An Employee's "Total Compensation" for a year shall be the same as his Retirement Plan Compensation for that year, except that the dollar limitation required by Internal Revenue Code Section 401(a)(17) to be imposed on Retirement Plan Compensation shall be ignored.

     d. An Employee's "Excess Compensation" for any year shall be the difference between his Total Compensation and his Retirement Plan Compensation for that year.

     Any capitalized term used in this Plan document that is not defined herein but is defined in the Retirement Plan document, as amended, shall have the same meaning as is given to it in the Retirement Plan document, as amended.

     Additional definitions appear in the Appendix.

Section 2. Participation.

     Every participant in the Retirement Plan who in 1993 or any year thereafter receives Excess Compensation of $1,000 or more shall become a participant in the Plan ("Participant") upon such person's Entry Date if still an Employee on that date. A person's "Entry Date" is the latest of (a) January 1, 1994, (b) the last day of the year in which such person becomes fully vested under the Retirement Plan, or
(c) the last day of the first year in which such person has Excess Compensation of $1,000 or more; provided, however, that the Entry Date of an Employee has met the requirements under (a) and (c), but not under (b) shall be the date on which a Change of Control occurs.

Section 3. Payment of Benefit.

     a. The benefit payable under the Plan shall be known as the "Restoration Benefit".

     b. The Restoration Benefit shall be paid in the same form and at the same time as the benefit paid to the Participant under the Retirement Plan.

     c. If no benefit is payable under the Retirement Plan because the Participant is not vested under that plan, a benefit shall nevertheless be payable under the Plan if a Change of Control has occurred and the Participant's Termination of Employment occurs involuntarily and without Cause, or voluntarily for Good Reason, within 24 months following the Change of Control. The benefit in that event shall be payable beginning the month after the Termination of Employment, in the form of a Life Annuity, if the Participant is then unmarried, or in the form of a Qualified Joint and Survivor Annuity, if the Participant is then married. The terms "Change of Control", "Cause" and "Good Reason" are defined in the Appendix.

Section 4. Amount of the Benefit.

     a. Unless Paragraph (c) of Section 3 applies, the amount of the Restoration Benefit shall be equal to A minus B, where

     "A" = The benefit that the Participant would have received under the Retirement Plan if (1) Total Compensation rather than Retirement Plan Compensation were used to calculate his Accrued Benefit with respect to each year of participation in the Retirement Plan, and (2) the annual benefit limitations under Code Section 415 did not apply.

     "B" = The benefit that the Participant actually receives under the Retirement Plan.

     b. If Paragraph (c) of Section 3 applies, the amount of the Restoration Benefit shall be equal to the benefit that the Participant would have received under the Retirement Plan if (1) he had been vested under the Retirement Plan, (2) Total Compensation were used to calculate his Accrued Benefit with respect to each year of participation in the Retirement Plan, and (3) the annual benefit limitations under Code Section 415 did not apply.

Section 5. Survivor Benefit.

     a. The provisions of this Paragraph (a) apply if the provisions of Paragraph (c) of Section 3 do not apply. Upon a Participant's death no benefit shall be paid under the Plan unless a benefit is payable to a surviving annuitant or beneficiary under the Retirement Plan. The amount of the benefit payable to the beneficiary or surviving annuitant under the Plan shall be equal to the difference between the benefit that would have been paid under the Retirement Plan if Total Compensation had been taken into account and there were no annual benefit limit, and the benefit actually paid under the Retirement Plan. The benefit shall be paid to the same person, in the same form, and for the same term as the benefit under the Retirement Plan.

     b. The provisions of this Paragraph (b) apply if the provisions of Paragraph (c) of Section 3 do apply. If the Participant dies after his termination of employment the only death benefit will be a survivor annuity if the Participant was married when the benefit commenced (and therefore entitled to a Qualified Joint and Survivor Annuity under Paragraph 3(b)) and the spouse to whom the Participant was married when the annuity began survived the Participant. If the Participant dies before his termination of employment survived by a spouse, the surviving spouse shall receive a Qualified Preretirement Survivor Annuity equal to the amount the spouse would have received under the Retirement Plan if the Participant had been vested under that plan. No other death benefit shall be paid under the Plan.

Section 6. Company's Obligation

     The Company and the Participant's Employer or Employers shall be responsible to pay the benefits provided for in this Plan.

Section 7. Plan Administration.

     a.   The  Director  of  Human   Resources   of   First   Commerce
Corporation shall be the Plan Administrator.

     b. The Plan Administer may appoint such agents, attorneys, accounts, and actuaries as may be required to administer the Plan.

     c. The Plan Administrator shall make all decisions in connection with the administration of the Plan, including decisions concerning eligibility to participate and amounts of benefits. The Plan Administrator shall have the sole authority to interpret the Plan, and all of its decisions shall be final and binding on all persons affected thereby.

Section 8. Assignment.

     To the extent that a Participant, survivor annuitant or beneficiary acquires a contractual right to receive a Restoration Benefit, such right shall not be subject to assignment, pledge (including collateral for a loan or security for the performance of an obligation), encumbrance or transfer. Any attempt to assign, pledge, encumber or transfer such rights shall not be recognized.

Section 9. Amendment and Termination.

     The Company, through its Board of Directors or any person to whom it has delegated the power, reserves the right to amend the Plan, including discontinuing further accrual of benefits hereunder, provided that no such amendment shall reduce a Participant's already accrued Restoration Benefit or affect the vesting of the Restoration Benefit. The Company also reserves the right to terminate the Plan at any time and distribute to all Participants the Actuarial Equivalent of their Restoration Benefit earned to that date.

Section 10. Governing Law.

     The Plan shall be governed by the laws of the State of Louisiana.

Section 11. Funding.

     Participants, surviving annuitants and beneficiaries have only an unsecured right to receive their Restoration Benefits, as general creditors of their Employers and the Company. The company, however, has undertaken to fund its obligations through a Retirement Benefit Restoration Trust, to which it may make contributions from time to time. Assets of the Trust are subject to the payment of claims of general creditors of the Company or any Employer upon the Company's or Employer's insolvency. The Company's and Employers' obligations under the Plan are not limited to the amount in the Trust.

Section 12. Demand for Benefit.

     Benefits upon termination of employment shall ordinarily be paid to a Participant without the need for demand, and to a surviving annuitant or beneficiary upon receipt of the surviving annuitant or beneficiary's address and Social Security number (and evidence of death, if needed). Nevertheless, a Participant or a person claiming to be a surviving annuitant or beneficiary can file a claim for benefits with the Plan Administrator. The Plan Administrator shall accept or reject the claim within 30 days of its receipt. If the claim is denied, the Plan Administrator shall give the reason for denial in a written notice calculated to be understood by the claimant, referring to the Plan provisions that form the basis of the denial. If any additional information or material is necessary to perfect the claim, the Plan Administrator will identify these items and explain why such additional material is necessary. If the Plan Administrator neither accepts nor rejects the claim within 30 days, the claim shall be deemed to be denied. Upon the denial of a claim, the claimant may file a written appeal of the denied claim to the Plan Administrator within 60 days of the denial. The claimant shall have the opportunity to be represented by counsel and to be heard at a hearing. The claimant shall have the opportunity to review pertinent documents and the opportunity to submit issues and argue against the denial in writing. The decision upon the appeal must be made no later than the later of (a) 60 days after receipt of the request for review, or (b) 30 days after the hearing. The Plan Administrator must set a date for such a hearing within 30 days after receipt of the appeal. In no event shall the date of the hearing be set later than 60 days after receipt of the notice. If the appeal is denied, the denial shall be in writing. If an initial claim is denied, and the claimant is ultimately successful, all subsequent reasonable attorney's fees and costs of claimant, including the filing of the appeal with the Plan Administrator, and any subsequent litigation, shall be paid by the Employer unless the failure of the Employer to pay is caused by reasons beyond its control, such as insolvency or bankruptcy.

Thus done and signed on this 31st day of January, 1997, in the presence of the undersigned competent witnesses.

WITNESSES:                    FIRST COMMERCE CORPORATION


/s/  Witness                  By:  /s/  Ian Arnof
------------                       --------------

/s/  Witness                  Title:  Chief Executive Officer
------------                          -----------------------

Adoption of Amendment Recommended

/s/  Director of Human Resources
--------------------------------
     Director of Human Resources



                          ACKNOWLEDGMENT


STATE OF LOUISIANA
PARISH OF ORLEANS


     BEFORE ME, the undersigned Notary Public, personally came and appeared Ian Arnof, who being by me sworn did depose and state that he signed the foregoing restated Retirement Benefit Restoration Plan document as a free act and deed on behalf of First Commerce Corporation for the purpose therein set forth.


                                        /s/  Ian Arnof
                                        --------------

SWORN TO AND SUBSCRIBED
BEFORE ME THIS 31st DAY
OF January, 1997.

/s/  Notary Public
------------------
     Notary Public

Joyce L. Schenewerk
Notary Public
State of Louisiana, Parish of Orleans
My commission is issued for life



                           APPENDIX TO

                    FIRST COMMERCE CORPORATION
               RETIREMENT BENEFIT RESTORATION PLAN

   (As restated in September, 1996, effective January 1, 1996)



1.   Change of Control.  "Change of Control" means

     a. The acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "34 Act")(a "person") of beneficial ownership (within the meaning of Rule 13d-3 under the 34 Act) of 40% or more of either (i) the Company's then outstanding common stock ("Outstanding Stock") or (ii) the combined voting power of its then outstanding voting securities entitled to vote generally in the election of directors ("Outstanding Voting Securities") other than any acquisition (i) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by it or (ii) by any entity pursuant to a transaction which complies with
     Section 2(c)(i), (ii) or (iii); or

     b. Individuals who as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board unless his or her initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

     c. Consummation of a reorganization, merger or consolidation, share exchange or sale or other disposition of all or substantially all of the Company's assets (a "Combination") unless immediately thereafter (i) all or substantially all of the beneficial owners of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Combination or any employee benefit plan (or related trust) of the Company or such resulting entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the resulting entity or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Combination and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Combination; or

2.   Cause.  "Cause" means

     a. Participant's willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that he has not substantially performed his duties, or

     b. Participant's willful engaging in illegal conduct or gross misconduct.

No act or failure to act, on the Participant's part shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the Company's best interests. Any act, or failure to act, based upon authority given pursuant to a resolution of the Board or instructions of the Chief Executive Officer or a senior officer of the Company or the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the Company's best interests. The cessation of Participant's employment shall not be deemed to be for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the vote of not less than three-quarters of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice is provided to the Participant and he is given an opportunity, together with counsel, to be heard before the Board), finding that, in the Board's good faith opinion, the Participant is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

3.   Good Reason.  "Good Reason" means:

     a. the Company providing assignments that in any material respect are inconsistent with or result in a diminution of the Participant's position, authority, duties and responsibilities, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

     b. a reduction of the Participant's compensation and benefits package for reasons other than an across-the-board reduction, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

     c. the Company's requiring him to be based at any office or location other than the location where he was employed immediately preceding the Change of Control, or any office or location within the State of Louisiana during the 13-month period beginning on the date of the Change of Control and less than 35 miles from the location where he was previously employed (provided that, in the case of any relocation, the Company pays all of Participant's expenses reasonably related to such relocation), or to travel on Company business to a substantially greater extent than reasonably required for the performance of his duties;

Any good faith determination of "Good Reason" made by the Participant shall create a rebuttable presumption that "Good Reason" exists. Anything in this Agreement to the contrary notwithstanding, a termination by the Participant for any reason during the 30-day period immediately following the first anniversary of the Change of Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement.



                 FIRST COMMERCE CORPORATION
            RETIREMENT BENEFIT RESTORATION PLAN

                         AMENDMENT


     WHEREAS, First Commerce Corporation (the "Company") adopted effective January 1, 1994 the First Commerce Corporation Retirement Benefit Restoration Plan ("Plan"), which Plan is designed to supplement the Retirement Plan for Employees of First Commerce Corporation (the "Retirement Plan"); and

     WHEREAS, the Company reserved the right to amend the Plan, and now desires to amend the Plan to provide generally for the payment of benefits under similar supplemental benefit plans when required pursuant to a corporate merger, and to provide for one such plan in particular;

     WHEREAS, the Director of Human Resources has determined that the amendment does not require approval of the Company's board of directors because any increase in the cost of the Plan resulting from the amendment is pursuant to the corporate merger that has already been approved by the board;

     NOW, THEREFORE, effective August 1, 1996, the Plan is hereby amended as follows:

                             I.

     Section 9 of the Plan document is hereby amended by adding thereto the following:

     In the event of a corporate merger under which the Company assumes obligations under a non-qualified supplemental retirement plan (similar to this Plan) that had been sponsored by the formerly-unrelated employer, the benefit obligations under such employer's plan may be transferred to this Plan. The obligations shall be transferred to this Plan by adoption of an Amendment which incorporates into the Plan an Addendum describing said benefit. Any such transfer of liabilities to this Plan shall terminate the obligations of the Company and all Employers under the plan of the formerly-unrelated employer.



                            II.


     There is hereby added to the Plan, effective August 1, 1996 the attached Addendum describing the benefits of participants under the Restoration Retirement Plan for Certain Participants in the Retirement Plan for Employees for Central Bank.

     THUS DONE AND SIGNED on this 9th day of July, 1997 in the presence of the undersigned competent witnesses.

WITNESSES:                      FIRST COMMERCE CORPORATION


/s/ Witness                     BY /s/ Ian Arnof
-----------                        -------------

/s/  Witness
------------


I have determined that the foregoing amendment is unlikely to increase by more than a minimal amount the aggregate cost to First Commerce Corporation and its subsidiaries of maintaining this Plan and the plan described in the Addendum, and I recommend adoption.


/s/ Director of Human Resources
-------------------------------
    Director of Human Resources



                          ACKNOWLEDGMENT

STATE OF LOUISIANA
PARISH OF ORLEANS


     BEFORE ME, the undersigned Notary Public, personally came and appeared Ian Arnof, who being by me sworn did depose and state that he signed the foregoing restated Retirement Benefit Restoration Plan document as a free act and deed on behalf of First Commerce Corporation for the purpose therein set forth.


                                        /s/ Ian Arnof
                                        -------------

SWORN TO AND SUBSCRIBED
BEFORE ME THIS 9TH DAY
OF JULY, 1997.

/s/  Notary Public
------------------
     Notary Public



              FIRST COMMERCE CORPORATION RETIREMENT
                     BENEFIT RESTORATION PLAN

                         A D D E N D U M

     By authority of Section 9 of the Plan, the following provisions shall apply to each Participant who accrued a benefit under the Restoration Retirement Plan For Certain Participants in the Retirement Plan For Employees For Central Bank (Central SERP) and was still employed by Central Bank at the time of its merger into First Commerce Corporation.

     1. The value of the benefit under the Plan of each such Participant shall be equal to (a) minus (b), where--

     (a) equals the benefit that would be paid under Paragraph 4.01(e) of the Retirement Plan if the benefits thereunder were determined without the limitations of Code Sections 401(a)(17) and 415; and

     (b) equals the benefit actually paid under Paragraph 4.01(e) of the Retirement Plan.

     2. Except as provided in Paragraph 1, the amount, form and time of payment of the benefit to a Participant or the Participant's Beneficiary shall be determined as provided in the Plan documents.

     3. Payment of the benefit pursuant to this Addendum shall relieve the Company and all other Employers of any obligation they might otherwise have had under the Central SERP.

     4. Since this Addendum is a part of the First Commerce Corporation Retirement Benefit Restoration Plan, terms used herein that are defined in the main provisions of the Plan shall have the same meaning here.



     RESTORATION RETIREMENT PLAN FOR CERTAIN PARTICIPANTS IN
        THE RETIREMENT PLAN FOR EMPLOYEES OF CENTRAL BANK

                         AMENDMENT

     The Restoration Retirement Plan for Certain Participants in the Retirement Plan for Employees of Central Bank ("Plan") was established by Central Bank on November 1, 1990 in order to provide benefits for certain executives that could not be provided under the qualified Retirement Plan for Employees of Central Bank ("Basic Plan") because of limitations imposed by the Internal Revenue Code. Central Bank was merged into First Commerce Corporation effective July 1, 1996, and the accrual of benefits under both the Basic Plan and the Plan ceased as of July 31, 1996.

     The Plan was intended to provide benefits not available under the Basic Plan because of any limitations under the Internal Revenue Code ("Code"). However, the Plan was worded in a way that could be interpreted as referring to limitations under Code Section 415 only. The purposes of this amendment are (1) to make it clear that the restrictions under Code Section 401(a)(17) are also taken into account and (2) to take into account the corporate merger, resulting in discontinuance of accrual of benefits under the Basic Plan and the Plan, and the transfer of Plan obligations to a plan of First Commerce Corporation.

     Section 9 of the Plan document allows amendment by the board of directors of Central Bank. First Commerce Corporation is the successor plan sponsor with amending power, and its board of directors has delegated to its chief executive officer the power to amend any plan when the amendment does not increase the cost of the plan by more than a minimal amount. It has been determined that this amendment will not increase costs because it merely makes explicit an understanding that previously had been implicit.

     THEREFORE, Section 5(a) of the Plan document is hereby amended to read in its entirety as follows, effective as of the date of adoption of the Plan:

     (a) the benefits which would have been paid to such participant, or on his behalf to his beneficiary, under the Basic Plan, if the provisions of the Basic Plan were administered without regard to the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended.

     FURTHERMORE, upon the amendment of the First Commerce Corporation Retirement Benefit Restoration Plan to provide for payment of the benefit accrued under this Plan through July 31, 1996, this Plan shall be deemed to have been merged into the Restoration Plan, and no separate benefit shall be paid thereafter under this Plan.

     THUS DONE AND SIGNED, on this 9th day of July, 1997, in New Orleans, Louisiana, in in the presence of the undersigned competent witnesses.

WITNESSES:                      FIRST COMMERCE CORPORATION


/s/  Witness                    BY /s/ Ian Arnof
------------                       -------------

/s/  Witness
------------

I have determined that the foregoing amendment is unlikely to increase by more than a minimal amount the aggregate cost to First Commerce Corporation and its subsidiaries of maintaining this Plan and the plan described in the Addendum, and I recommend adoption.


/s/  Director of Human Resources
--------------------------------
DIRECTOR OF HUMAN RESOURCES


                          ACKNOWLEDGMENT

STATE OF LOUISIANA
PARISH OF ORLEANS


     BEFORE ME, the undersigned Notary Public, personally came and appeared Ian Arnof, who being by me sworn did depose and state that he signed the foregoing Restoration Retirement Plan for certain Participants in the Retirement Plan for Employees of Central Bank Amendment as a free act and deed on behalf of First Commerce Corporation for the purpose therein set forth.


                                        /s/ Ian Arnof
                                        -------------

SWORN TO AND SUBSCRIBED
BEFORE ME THIS 9TH DAY
OF JULY, 1997.

/s/  Notary Public
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     Notary Public